                                                                       EXHIBIT 1

                    REDEMPTION AND STOCK EXCHANGE AGREEMENT

                               November 15, 1996

         THIS REDEMPTION AND STOCK EXCHANGE AGREEMENT (this "Agreement") is entered into effective as of the 15th day of November, 1996, by and among CROSSROADS/MEMPHIS PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"), TRUST LEASING, INC., a Tennessee corporation ("Trust Leasing"), and TRUST MANAGEMENT, INC., a Tennessee corporation ("Trust Management") (Trust Leasing and Trust Management being herein referred to individually as an "Offeree" and collectively as the "Offerees").

                              W I T N E S S E T H:

         WHEREAS, the Partnership desires to grant the Offerees the right to cause the Partnership to redeem, 'and the Offerees desire to grant to the Partnership the right to redeem, any or all of the Offerees' interests in the Partnership in exchange for shares of Common Stock (as hereinafter defined), upon and subject to the terms and conditions hereinafter set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following meanings, whether used in the singular or the plural:

         "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

         "Business Day" means any Day on which the New York Stock Exchange is open for trading.

         "Capital Stock" means the common stock and preferred stock authorized to be issued by the Company in the Amended and Restated Articles of Incorporation of the Company.

         "Code" means the Internal Revenue Code of 1986, as the same shall be in effect at the relevant time.

         "Common Stock" means the common stock of the Company, as defined in the Amended and Restated Articles of Incorporation of the Company, par value $.01 per share.
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         "Company" means Interstate Hotels Company, a Pennsylvania corporation, and its successors and assigns.

         "Contribution Agreement" means the Contribution Agreement by and among the Offerees, Phillip H. McNeill, Sr., Crossroads/ Memphis Company, L.L.C. and the Partnership, dated October 4, 1996.

         "Day" means each calendar day, including Saturdays, Sundays and legal holidays; provided, however, that if the Day on which a period of time for consent or approval or other action ends is not a Business Day, such period shall end on the next Business Day.

         "Determination" is defined in Section 2 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the relevant time.

         "Exchange Number of Shares" means, with respect to a tender of Partnership Units for exchange hereunder, the number of shares of Common Stock equal to the number of Partnership Units tendered by the applicable Offeree. The aggregate Exchange Number of Shares, assuming all Partnership Units of the Offerees are tendered, will not exceed 1,957,894 shares of Common Stock (assuming the number of shares of Common Stock held by the Partnership does not change as a result of the circumstances described in Section 1.3(c) of the Partnership Agreement).

         "Fair Market Value of the Partnership Interests" means an amount equal to $46,500,000, assuming the Offerees contribute to the Partnership all of the Companies' Assets (as defined in the Contribution Agreement). In the event the Offerees contribute less than all of the Companies' Assets to the Partnership, the Fair Market Value of the Partnership Interests shall mean $46,500,000 less the amount allocated to the Companies' Assets which were not contributed to the Partnership, as set forth in Sections 1.8 and 6.17 of the Contribution Agreement.

         "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Letter of Transmittal" means the form of letter attached hereto and made a part hereof pursuant to which an Offeree may tender its Partnership Units in exchange for shares of Common Stock.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Crossroads/Memphis

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Partnership, L.P., dated as of November 15, 1996, as the same may be amended or supplemented.

         "Partnership Interest" means an ownership interest, as a Partner, in the Partnership, as such term is defined in the Partnership Agreement.

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all the partners of the Partnership, as such term is defined in the Partnership Agreement.

         "Person" or "Persons" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association, or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision, or other instrumentality thereof, or any other entity.

         "Registration Rights Agreement" means the Registration Rights and Shareholders Agreement in the form attached to this Agreement as Exhibit "A", to be entered into by the Company and the Offerees on or before the first Settlement Date, as the same may be amended or supplemented.

         "SEC" is defined in Section 3 hereof.

         "Settlement Date" is defined in Section 3 hereof.

         2. Terms of This Agreement. (a) Upon the terms and subject to the conditions of this Agreement, the Partnership will exchange shares of Common Stock for outstanding Partnership Units owned by an Offeree which are properly tendered. Notwithstanding any other provision of this Agreement to the contrary, this Agreement and the rights of the Offerees to tender their Partnership Units in exchange for Common Stock shall terminate on that date which is ten (10) years from the date hereof.

                 (b) Any exchange of Partnership Units hereunder shall constitute a representation and warranty to the Partnership that:

                          (i) The Offeree's interest in the Partnership and the Common Stock to be acquired by such Offeree will be acquired for the Offeree's own account and not with a view to, or present intention of, distribution thereof in violation of the Act or any other law, rule, or regulation of the United States or any state which regulates, restricts or affects the ownership or the sale, assignment, disposition or transfer of any security, including, without limitation, the Act and the Investment Company Act


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         (collectively, the "Securities Laws"), and will not be disposed of in contravention of the Act or any other Securities Laws (without any limitations of any rights such Offeree may have under the Registration Rights Agreement);

                          (ii) The Offeree is sophisticated in financial matters and is able to evaluate the risks and benefits of its investment in the Partnership and/or the Company;

                          (iii) The Offeree has had an opportunity to ask questions and received answers concerning the terms and conditions of the acquisition of its interest in the Partnership and the Common Stock and had full access to such other information concerning the Company and the Partnership as the Offeree has requested;

                          (iv) The Offeree is able to bear the economic risk of its investment in the Partnership and/or the Common Stock for an indefinite period of time;

                          (v) The Offeree has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks of an investment in the Partnership and/or the Common Stock (to the extent the Offeree has deemed it appropriate to do so, the Offeree has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment of the Partnership and/or the Common Stock;

                          (vi) The Offeree has made, either alone or together with advisors (if any), such independent investigation of the Partnership and the Company, their management and related matters as the Offeree deems to be, or such advisors (if any) have advised to be, necessary, desirable or advisable in connection with an investment in the Partnership and/or the Common Stock, and the Offeree and the Offeree's advisors (if any) have received all information and data which the Offeree or such advisors (if any) believe to be necessary to reach an informed decision as to the advisability of an investment in the Partnership and/or the Company, and the Offeree is familiar with the business and financial condition, operation and prospects of the Partnership and the Company;

                          (vii) The Offeree has reviewed its financial condition and commitments, alone and together with the Offeree's advisors, and that, based on such review, the Offeree is satisfied that (a) the Offeree has adequate means of providing for its financial needs and possible contingencies and has assets or sources of income which taken together, are more than sufficient and the Offeree


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         could bear the risk of loss of the Offeree's entire investment in the
         Partnership and/or the Company, (b) the Offeree has no present or contemplated future need to dispose of all or any portion of its interest in the Partnership or the Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (c) the Offeree is capable of bearing the economic risk of an investment in the Partnership and/or the Common Stock for the indefinite future, and the Offeree agrees to furnish any additional information requested by the Company or the Partnership to assure compliance of this transaction was applicable Federal and State securities laws.

                 (c) This Agreement is a continuous offer and may not be withdrawn, changed or modified by the Partnership without the prior written consent of each of the Offerees; provided, however, that a change or modification that is for the benefit of, and not adverse to the rights of, the Offerees may be made unilaterally by the Partnership; provided further, however, that a change or modification that is only adverse to the rights of one or more Offeree(s) may be made with the prior written consent of only each such Offeree(s), but in any case, prompt written notice of such change or modification shall be given to all Offerees.

                 (d) The total aggregate number of shares of Common Stock delivered in exchange for tendered Partnership Units shall be 1,957,894 (as adjusted to reflect any stock splits, stock dividends or other increases or decreases in the number of such shares as a result of the same or similar types of corporate action). All determinations (each, a "Determination") of the number of shares of Common Stock to be delivered pursuant to a proper tender of Partnership Units will be made by the general partner of the Partnership in its sole and absolute discretion but in accordance with the provisions hereof, which Determination will, in the absence of manifest error, be binding upon each tendering Offeree.

                 (e) No tendering Offeree will have any rights as a shareholder of the Company until such time as that person becomes a holder of record of shares of Common Stock.

                 (f) Notwithstanding any other provision of this Agreement to the contrary, it shall be an express condition precedent to the obligations of the Partnership to deliver any shares of Common Stock to the Offerees pursuant to this Agreement on the first Settlement Date for the Offerees to have entered into the Registration Rights Agreement.

         3. Acceptance for Payment and Payment for Partnership Units. (a) Upon the terms and subject to the conditions of this Agreement, the Partnership will deliver shares of Common Stock for Partnership Units properly tendered on that date (the

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"Settlement Date") which is the later of: (i) the expiration of two (2)
Business Days from the date that the Partnership receives the tender of the Partnership Units in proper form and meeting all of the requirements of this Agreement, and (ii) the expiration or termination of the waiting period applicable to each tender, if any, under HSR. The Partnership agrees to use its best efforts to obtain an early termination of the waiting period applicable to each tender, if any, under HSR. Furthermore, each tender and the issuance of Common Stock with respect thereto will be subject to any change in securities or other applicable law imposing limits or conditions on such tender or the issuance of Common Stock with respect thereto. In all cases, payment for the Partnership Units tendered pursuant to this Agreement will be made only after receipt by the Partnership of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal.

                 (b) Under no circumstances will interest be paid by the Company or the Partnership by reason of any delay in making such issuance or delivery of shares of Common Stock as a result of the conditions set forth in the preceding paragraph.

                 (c) The Partnership, effective as of the Settlement Date with respect to any Partnership Units tendered to and acquired by the Partnership, assumes all obligations related to the tendered Partnership Units arising from and after the applicable Settlement Date and will hold the Person tendering those Partnership Units harmless from any such obligations other than with respect to any breach of any representation contained in the Letter of Transmittal to be delivered in connection with the exercise of rights pursuant to this Agreement.

         4.      Procedure for Tendering Partnership Units.

                 (a) Subject to the conditions set forth herein, each tendering Offeree may tender any or all Partnership Units owned by such Offeree by delivering to the Partnership, c/o Crossroads/ Memphis Company, L.L.C., Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220; Attn:
Secretary (or such other address as the general partner of the Partnership shall provide in writing to each Offeree), a completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal.

                 (b) Unless an exception applies under applicable law and regulations, the Partnership will be required to withhold, and will withhold, 31 percent (or such other amount as subsequent law may require) of the gross proceeds (based upon dollar equivalent of shares of Common Stock) paid to a tendering Offeree unless the Offeree pursuant to this Agreement provides his tax identification number (employer identification number or Social Security Number) and certifies that such number is correct.

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

Therefore, unless such an exception exists and is proved in a manner satisfactory to the Partnership, each tendering Offeree should complete and sign the main signature form on the Letter of Transmittal and sign the Substitute Form W-9 included as part of the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding.

                 (c) The tender of Partnership Units pursuant to the foregoing will constitute a binding agreement between the tendering Offeree and the Partnership upon the terms and subject to the conditions of this Agreement and will not be subject to withdrawal or change.

                 (d) All questions as to the validity and form of any tender of Partnership Units will be determined in the sole discretion of the Partnership, which determination shall be final and binding.

         5. Rights as a Partner. Until the Settlement Date, each tendering Offeree shall continue to own its respective tendered Partnership Units, and will continue to be treated as the holder of such tendered Partnership Units for all purposes of the Partnership Agreement, including, without limitation, for purposes of voting, consent, allocations and distributions (subject only to reasonable accounting conventions adopted by the Partnership for purposes of determining the partners' varying percentage interests in the Partnership during the taxable year). Tendered Partnership Units will be transferred to the Partnership only upon receipt by the tendering Offeree of Common Stock in payment in full therefor.

         6. Cash Options. Notwithstanding any other provision of this Agreement to the contrary, with regard to any Partnership Units properly tendered by an Offeree, if such Offeree advises either the Partnership or the Company that such Offeree intends within 30 days thereafter to exercise any of its registration rights under the Registration Rights Agreement, then at the sole and absolute discretion of the Partnership, part or all of such Partnership Units may be redeemed by the Partnership (or one or more of its affiliates) in exchange for cash (in amounts as set forth below), otherwise pursuant to the terms of this Agreement. The amount of cash paid for such Partnership Units will be equal to the Fair Market Value of the Common Stock which the Offeree would have received had such Partnership Units been tendered in exchange for shares of Common Stock.

         7. Right to Set Off. Notwithstanding any other provision of this Agreement, the Contribution Agreement, the Registration Rights Agreement or any other agreement relating thereto, the Partnership will have the absolute right to set off against amounts owed to the Offerees (whether cash or shares of Common

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

Stock) for any amounts owed by any of the Offerees to the Partnership, the Company or to their affiliates.

         8.      Miscellaneous.

                 (a) Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

                 (b) Assignment. This Agreement may not be assigned by an Offeree without the consent of the Partnership. Notwithstanding any such assignment, the assigning party will continue to remain primarily liable under this Agreement.

                 (c) Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied or (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, as follows:

                 To a Offeree:

                        4735 Spottswood #102
                        Memphis, TN 38117
                        Attention: Mr. Phillip H. McNeill, Sr.
                        Facsimile: 901-761-3945

                 With a copy to:

                        Bogatin Law Firm
                        860 Ridge Lake Blvd., Suite 360
                        Memphis, Tennessee 38120
                        Attention: Patrick G. Arnoult, Esq.
                        Facsimile: 901/767-1234

                 To the Partnership:

                        Interstate Hotels Company
                        Foster Plaza Ten
                        680 Andersen Drive
                        Pittsburgh, Pennsylvania 15220
                        Attention: Mr. W. Thomas Parrington, Jr.
                        Facsimile: 412-937-8053


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



                 with copies thereof to:

                          Interstate Hotels Company
                          Foster Plaza Ten
                          680 Andersen Drive
                          Pittsburgh, Pennsylvania 15220
                          Attention: Marvin I. Droz, Esq.
                          Facsimile: 412-937-3265

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and
(ii) may be given either by a party or by such party's attorneys named above. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of ten (10) days' notice thereof to the other parties.

                 (d) Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the parties hereto be waived, except by written agreement executed by the party or parties to be charged.

                 (e) Waiver. Any party by written notice to the other parties may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement or (d) waive or modify a performance of any of the obligations of the other under this Agreement; provided however, that no such party may, without the prior written consent of such other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its (or any of its affiliates') representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

                 (f) Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.
The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

                 (g) Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflict of laws thereof.

                 (h) Submission to Jurisdiction. Any action arising out of this Agreement may be brought in the state or federal courts of Pennsylvania. The parties hereto do hereby irrevocably submit to the exclusive jurisdiction of the appropriate state or federal court in Pennsylvania for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement. Each Offeree and the Partnership further agrees that service of process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Offeree and the Partnership irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the Commonwealth of Pennsylvania or (b) the United States District Court for the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought.in any such court has been brought in an inconvenient forum. The parties hereto unconditionally waive any right to a jury trial for any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby.

                 (i) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 (j) Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

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

                 (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 (1) Gender. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

                 (m) Further Assurances. From time to time, as and when requested by any party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

                 (n) Certain Interpretive Matters and Definitions. (a) unless the context otherwise requires, (i) all references to Section, Articles, Schedules or Exhibits are to Sections, Articles, Schedules or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it in this Agreement, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles and practices and (iv) the word "or" is disjunctive but not necessarily exclusive. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                          (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                 (o) This Agreement. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar references shall be construed to mean and include this Redemption and Stock Exchange Agreement and all amendments thereof and supplements thereto, unless the context should clearly indicate or require otherwise.

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

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.


                                CROSSROADS/MEMPHIS PARTNERSHIP,
                                L.P., a Delaware limited partnership

                                By:     Crossroads/Memphis Company, L.L.C.,
                                        a Delaware limited liability
                                        company, General Partner

                                        By: /s/ Kevin P. Kilkeary
                                            -------------------------------
                                                 Name: Kevin P. Kilkeary
                                                       --------------------
                                                 Title:
                                                        -------------------


                                TRUST LEASING, INC., a Tennessee corporation

                                By: /s/ Phillip H. McNeill, Sr.
                                    ---------------------------------------
                                        Name: Phillip H. McNeill, Sr.
                                              -----------------------------
                                        Title: President
                                               ----------------------------


                                TRUST MANAGEMENT, INC., a Tennessee corporation

                                By: /s/ David L. Levine
                                    ------------------------------------
                                        Name: David L. Levine
                                              -----------------------------
                                        Title: President
                                               ----------------------------

                             LETTER OF TRANSMITTAL

                          To Tender Partnership Units


            Pursuant to the Redemption and Stock Exchange Agreement
                    Dated as of _________________ __, 1996,

                                     among

                      Crossroads/Memphis Partnership, L.P.

                                      and
                              Trust Leasing, Inc.
                                      and
                             Trust Management, Inc.



TO:      Crossroads/Memphis Partnership, L.P.
         Foster Plaza Ten
         680 Andersen Drive
         Pittsburgh, Pennsylvania
         Attn:  General Partner

                      Description of Partnership Units:


-----------------------------------------------------------------------------

Name and Addresses of Offeree:
                                  -------------------------------------------

                                  -------------------------------------------

                                  -------------------------------------------
Number of Units Tendered:
                                           ----------------------------------


                    NOTE:  SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Gentlemen:

         The undersigned hereby tenders to Crossroads/Memphis Partnership, L.P., a Delaware limited partnership ("Partnership"), the above-described Partnership Units as defined in the Redemption and Stock Exchange Agreement, dated as of ___________ __, 1996 (the "Agreement"), in accordance with the terms and conditions of the Agreement and this Letter of Transmittal (which together constitutes the "Offer"), receipt of which is hereby acknowledged. All terms used herein but not defined herein are used as defined in the Agreement.

    Subject to, and effective upon, issuance or delivery of shares of Common Stock for the Partnership Units tendered herewith, the undersigned hereby assigns and transfers to the Partnership all right, title and interest in and to all the Partnership Units that are being tendered hereby and irrevocably constitutes and appoints the Partnership (and its general partner) as its attorney-in-fact (the "Agent"), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
(a) present such Partnership Units for transfer or redemption on the Partnership's books (b) except to the extent tendered to the Partnership for redemption, receive all rights, privileges and benefits, and any and all obligations and liabilities appertaining thereto and otherwise exercise all rights of beneficial ownership of such Partnership Units, all in accordance with the terms of the Offer and (c) execute and enter into on behalf of such Offeree any and all documents or instruments of conveyance or assignment, and any amendment to the Partnership Agreement or to the Certificate of Limited Partnership.

    The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Partnership Units and that upon payment, the Partnership will acquire unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim. The undersigned hereby represents and warrants that all representations and warranties made by the undersigned in the Agreement are true and correct on the date of this Letter of Transmittal and will continue to be true and correct on the Settlement Date (as defined in the Agreement), including specifically, those representations and warranties contained in Section 2(b) of the Agreement. The undersigned will, upon request, execute any additional documents deemed by the Partnership to be reasonably necessary or desirable to complete the sale, assignment and transfer of the tendered Partnership Units.

    All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the dissolution, termination or bankruptcy of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

    The undersigned understands that a tender of Partnership Units pursuant to the Agreement constitutes a binding agreement between the undersigned and the Partnership upon the terms and subject to the conditions of the Agreement. This tender is irrevocable.

    The Partnership, effective as of the Settlement Date, will assume all obligations related to the Partnership Units tendered to the Partnership which arise from and after the applicable

Settlement Date and will hold the undersigned harmless from such obligations, including any liabilities, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses as a result of or arising out of the ownership of such tendered Partnership Units. Partnership Units tendered to and acquired by the Partnership will be cancelled, and the remaining Partnership Units of the Offeree tendering such Partnership Units, if any, will be unchanged.

    The Partnership and the undersigned agree that they will cooperate with each other and will make, execute, acknowledge, deliver, record and file, or cause to be made, executed, acknowledged, delivered, recorded and filed, at such times and places as the other may reasonably deem necessary, all other and further documents and instruments (including, but not limited to, any and all documents or instruments of conveyance or assignment, and amendments to the Partnership Agreement and the Certificate of Limited Partnership), and will take all other and further actions, as the other may reasonably request from time to time in order to effectuate the purposes and provisions of the tender made pursuant to this Letter of Transmittal.

    Any notice, delivery or mailing should be made to the applicable party at the address set forth in the Agreement for such party.

    The undersigned understands that, notwithstanding the foregoing, with regard to any Partnership Units properly tendered by an Offeree, if such Offeree advises the Partnership or the Company that such Offeree intends within 30 days thereafter to exercise any of its registration rights under the Registration Rights Agreement, then at the sole and absolute discretion of the Partnership, part or all of such Partnership Units may be redeemed by the Partnership in exchange for cash, in an amount equal to the Fair Market Value of the Common Stock (as defined in the Agreement) of the Common Stock which the Offeree would have received had such Partnership Units been exchanged for shares of Common Stock, otherwise pursuant to the terms of the Agreement and this Letter of Transmittal.

Mail certificate(s) for shares of Common Stock to:

Name
     ------------------------------------------------------------------------
                 (please print)

Address
        ---------------------------------------------------------------------


-----------------------------------------------------------------------------
                 (include Zip Code)


-----------------------------------------------------------------------------
               (Tax Identification or Social Security Number)

                                  SIGN HERE



-----------------------------------------------------------------------------


-----------------------------------------------------------------------------
                (Signature(s) of holder of Partnership Units)

If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set-forth full title.

Dated
      -----------------------------------------------------------------------

Name(s)
        ---------------------------------------------------------------------
                 (please print)

Capacity
         --------------------------------------------------------------------
                 (Full Title)

Address
        ---------------------------------------------------------------------


-----------------------------------------------------------------------------
                 (include Zip Code)

Area Code and Tel. No.
                       ------------------------------------------------------

Tax Identification or
Social Security No.
                    ---------------------------------------------------------
                                  (Complete Substitute Form W-9)

                                  INSTRUCTIONS

                Forming Part of the Terms and Conditions of the
                                   Agreement

         1. Delivery of Letter of Transmittal. This Letter of Transmittal is to be completed by the record holder of the applicable Partnership Units. A properly completed and duly executed Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be received by the Partnership. No alternative, conditional or contingent tenders will be accepted.

         2. Inadequate Space. If the space provided herein is inadequate, the information required should be listed on a separate schedule attached hereto.

         3. Partial Tenders. If fewer than all the Partnership Units are to be tendered, fill in the Number of Partnership Units represented by the Partnership Units which are to be tendered in the box entitled Number of Partnership Units Tendered.

         4. Signatures on Letter of Transmittal. The signature must correspond with the name as written on the signature page of the Partnership Agreement without any change whatsoever.

         5. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary--or representative capacity, each person should so indicate when signing, and proper evidence satisfactory to the Partnership of their authority so to act must be submitted.

         6. Waiver of Conditions. The Partnership reserves the right to waive any of the specified conditions of the Offer in the case of the Partnership Units tendered.

         7. Back-up Withholding. Under the Federal income tax law, a person surrendering Partnership Units must provide the Partnership with his correct taxpayer identification number ("TIN") on Substitute Form W-9 below unless an exemption applies. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service and payments made in exchange for the surrendered Partnership Units may be subject to back-up withholding of that rate provided by the Federal income tax law (such rate being at the date hereof, 31%). The TIN that must be provided is that of the record holder of the Partnership Units.

                           IMPORTANT TAX INFORMATION

         Under Federal income tax laws, a holder whose tendered Partnership Units are accepted for payment is required by law to provide the Partnership (as payer) with its correct taxpayer identification number on Substitute Form W-9 below. If the Partnership is not provided with the correct taxpayer identification number, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder with respect to Partnership Units purchased pursuant to the Offer may be subject to back-up withholding.

         If back-up withholding applies, the Partnership is required to withhold that rate provided by the Federal income tax law (such rate being at the date hereof, 31% of any such payments made to the holder of Partnership Units). Shares of Common Stock otherwise deliverable hereunder may, at the expense (and with all risk of loss for the account) of the undersigned, be sold to pay such amounts. Back-up withholding is not an additional tax. Rather, the tax liability of persons subject to back-up withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

         To prevent back-up withholding on payments that are made to a holder of Partnership Units purchased pursuant to the Offer, the holder is required to notify the Partnership of its correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct.

WHAT NUMBER TO GIVE THE PARTNERSHIP

         The holder is required to give the Partnership the social security number or employer identification number of the record owner of the Partnership units.


PAYOR'S NAME:  Crossroads/Memphis Partnership, L.P.


  Substitute Form W-9    Part 1 - Please provide your TIN in the box at        Social Security
                         right and certify by signing and dating below         Number/Employer
                                                                               Identification Number
  Department of the      Certification - Under the penalties of Perjury,
  Treasury/              (i) I certify that the information provided on
  Internal Revenue       this form is true, correct and complete and (ii) I
  Service                am not subject to backup withholding because: (a)
                         I am exempt from backup withholding, or (b) I have
                         not been notified by the Internal Revenue Service
                         (IRS) that I am subject to backup withholding as a
                         result of a failure to report all interest or
                         dividends, or (c) the IRS has notified me that I
                         am no longer subject to backup withholding.

                         Signature _________________                           Date _______




NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACK-UP WITHHOLDING OF THAT RATE PROVIDED BY THE FEDERAL INCOME TAX LAW (SUCH RATE BEING AT THE DATE HEREOF, 31%) OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE CONTINUING OFFER.

                                                     Exhibit A to Redemption and
                                                        Stock Exchange Agreement





--------------------------------------------------------------------------------

                 REGISTRATION RIGHTS and SHAREHOLDERS AGREEMENT

                                     among

                           INTERSTATE HOTELS COMPANY

                                      and

                         THE SHAREHOLDERS NAMED HEREIN




                     Dated as of ____________________, 1996



--------------------------------------------------------------------------------

                 REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT

         THIS REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT (the "Agreement"), is dated as of the ____ day of __________, 1996 among INTERSTATE HOTELS COMPANY, a Pennsylvania corporation (the "Company") and the shareholders signatory hereto (individually, a "Shareholder"; collectively, the "Shareholders").

                                  WITNESSETH:

         WHEREAS, the Shareholders have exchanged a part or all of their partnership interest in Crossroads/Memphis Partnership, L.P., a Delaware limited partnership ("Partnership") for restricted shares of Common Stock of the Company pursuant to that certain Redemption and Stock Exchange Agreement dated as of ____________, 1996, among the Company, the Partnership, Trust Leasing, Inc. and Trust Management, Inc. ("Exchange Agreement");

         WHEREAS, the parties hereto desire to execute a shareholder agreement relating to the Transfers of shares of Common Stock; and

         WHEREAS, the Company has agreed to grant to the Shareholders certain registration rights, as more specifically described herein, with respect to shares of Common Stock of the Company which they own and may hereafter acquire pursuant to the Exchange Agreement; and

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

         1.      Definitions.     As used in this Agreement, the following
terms shall have the following meanings, whether used in the singular or the plural:

                 "Affiliate" means, with respect to any person, any other person that directly or indirectly through one or more intermediaries Controls, or is Controlled by,. or is under common Control with, such first person.

                 "Charter Documents" means the articles of incorporation and bylaws (or other constituent documents) of the Company.

                 "Common Stock" means the common stock, par value $0.01 per share, of the Company and any other shares, units or other equity interests into which such common stock may be converted or exchanged in any acquisition, merger, consolidation, reorganization, reclassification or similar transaction.

                 "Control" means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Permitted Transferee" means (1) each spouse, child ,(natural or adopted), grandchild or parent of any Shareholder (provided no individual who is less than 21 years of age shall be a Permitted Transferee), (2) any trustee for the benefit of a Shareholder or a person described in clause (1), (3) any corporation or partnership controlled b(5) one or more Shareholders or any persons described in clause (1) so long as a majority of the economic and voting interests of such corporation or partnership are owned by such Shareholders, the persons described in clause (1) or the trusts referred to in clause
         (2), (4) any director, officer or employee of the Shareholders, or (5) any shareholders, partners or members of a Shareholder in connection with the dissolution of such Shareholder.

                 "Person" means any individual, partnership, joint venture, limited liability company, corporation or other entity, trust, unincorporated organization or government or department or agency thereof.

                 "Rule 144" shall mean Rule 144 under the Securities Act.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "Securities and Exchange Commission" means the Securities and Exchange Commission and includes any federal governmental body or agency succeeding to the functions' thereof.

                 "Subsidiary" means, with respect to any person, any corporation, limited liability company, partnership, joint venture, trust or estate of which (or in which) more than 50% of: (a) the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, limited liability company or joint venture; or (c) the beneficial interest of such trust or estate, is at the time directly or indirectly (through one.or more other Subsidiaries of such person) owned by such person.

                 "Transfer" of any shares of Common Stock, means any sale, transfer, assignment, pledge or other disposition of such shares or any interest therein for value, directly or indirectly (including a transfer by any person of the capital stock or other interest in a Subsidiary of such person which is the direct or indirect holder of shares of Common Stock).

         2.      Registration Rights   (a)  If during the three (3) year period
after the date hereof, the Company intends to file with the Securities and Exchange Commission a registration statement on any registration form of the Securities and Exchange Commission (other than Form S-8 or S-4) covering the sale of shares of Common Stock for cash in a public offering by the company or any of its stockholders, the Company shall notify the Shareholders of its intention to file that registration statement at least 30 days prior to the filing thereof. The notice shall state the total number of shares of Common Stock proposed to be registered thereby. If a Shareholder notifies the Company within 10 days after receipt of such notice from the Company of the desire of the Shareholder to have included in that registration statement up to Five Hundred Thousand ($500,000) of his shares of Common Stock, then, subject to
Section 2(e), the Company shall include those shares in that registration statement ("Company Registration"). Neither the delivery of a notice under this Section 2(a) nor a request by a Shareholder under this Section 2(a) shall in any way, obligate the Company to file any registration statement and notwithstanding the filing of such a registration statement, the Company may, at any time before the effective date thereof, elect to terminate the entire registration process without.any further obligation to a Shareholder with respect thereto. A registration request pursuant to this Section 2(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective for such period as is described in Section 2(c), and (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental authority. If the registration demanded pursuant to this Section 2(a) shall not have been deemed to be so effected, the Shareholder shall be entitled to exercise his registration rights as provided herein until the registration demanded pursuant to this Section 2(a) shall be deemed to be so effected.

         (b) Shareholders holding not less than fifty percent (50%) of the Common Stock subject to the provisions hereof may, subject to the terms and conditions contained in this Section 2, exercise the demand registration rights contained in this Section 2(b) at any time and from time to time following expiration of the 180 day period contained in that certain Lock-Up Agreement with Merrill Lynch & Co. The Company will be obligated to effect only two (2) Demand Registrations (as defined below) pursuant to this Section 2(b). The Shareholders shall have the right to make a demand on the Company to effect the registration (a "Demand

Registration") for an underwritten public offering involving a secondary offering of all or a portion of the shares of Common Stock held by them on Form S-1 (or other form available for registration of sales of securities for cash) subject to Section 2(d). Shareholders shall notify the Company of their desire to exercise each Demand Registration by delivering to the Company written notice (a "Demand Notice") specifying the number of shares of Common Stock which they desire to be included in the Demand Registration. Upon receipt of the Demand Notice, the company shall promptly give written notice of the Demand Registration to all other holders of shares of Common Stock, if any, that are entitled to have such shares included in such registration (the "Other Holders") and otherwise comply with the registration procedures contained herein. Each of the Other Holders may elect to participate in the Demand Registration by giving the company written notice of such Other Holder's election] to include its shares of Common Stock in the Demand Registration within 15 days from the date on which the notice to Other Holder is given by the Company, which notice shall specify the number of shares of Common Stock which such Other Holder desires to be included in the Demand Registration. A registration demanded pursuant to this Section 2(b) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective for such period as is described in Section 2(c) and (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of-the Securities and Exchange Commission or other governmental authority. If the registration demanded pursuant t this Section 2(b) shall not have been deemed to be so effected, such registration shall not be counted against the number of Demand Registrations permitted by this Section 2(b).

         (c) Upon the Company's receipt of a Demand Notice and the responses from Other Holders (or the expiration of the 15-day period referred to above), the Company shall prepare and file with the Securities and Exchange Commission, as soon as practicable but no longer than 60 days from the date of the Company's receipt of the Demand Notice, a registration statement covering the shares of Common Stock requested to be included in the Demand Registration by a Shareholder and the Other Holders, and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible. The Company shall in no event be required to maintain the effectiveness under the Securities Act of any registration statement relating to a Demand Registration for more than 15 months following the date such registration statement became effective. In connection with the Demand Notice and the filing of such registration statement, the Company will:

                 (i) Prepare and file with the Securities and Exchange Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be reasonably necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities.

                 (ii) Cause all securities covered by such registration statement to be listed on each securities exchange, if any, on which securities of such class, if any, are then listed if requested by the Shareholder.

                 (iii) Cooperate and assist in any filings required tc. be made with the National Association of Securities Dealers, Inc. (the "NASD") and the performance of any due diligence investigation by the underwriters (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

                 (iv) Use its reasonable best efforts to register or qualify the securities covered by such registration statement for sale under such other securities or blue sky laws of such jurisdictions as the holders of the securities covered thereby (hereinafter in this Section referred to as "such holders") or the underwriters participating in such registration may reasonably request and do any and all other acts and things which may be reasonably necessary or desirable to enable such holders or the underwriters to consummate the disposition in such jurisdictions of the securities covered thereby owned by such holders.

                 (v) Furnish to such holders participating in such registration and to the underwriters of the securities being registered a reasonable number of copies of the registration statement, preliminary prospectus, final prospectus, and such other documents as such holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

                 (vi) Notify such holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming part of such registration statement has been filed.

                 (vii) Notify such holders promptly of any request by the Securities and Exchange Commission for the amending or supplementing of such registration statement or prospectus or for additional information.

                 (viii) Prepare and file with the Securities and Exchange Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of special counsel for such holders or counsel for the underwriters (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the securities by such holders.

                 (ix) Prepare and promptly file with the Securities and Exchange Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein; in the light of the circumstances in which they were made, not misleading.

                 (x) Advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities and Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for the purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                 (xi) As soon as practicable and in no event less than one day prior to the filing of any amendment or supplement to such registration statement or prospectus, furnish copies thereof to such holders and the underwriters and refrain from filing any such amendment or supplement to which a majority in interest of such holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, unless in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law.

                 (xii) Allow the managing underwriter (and its counsel) to conduct "due diligence" investigations of the Company and participate in the preparation of the registration statement, and at the request of any such holder, enter into an underwriting agreement containing customary terms, conditions and furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel satisfactory to such holder, addressed to the underwriters and to such holder or holders making such request, opining as to such matters as such underwriters and holder or holders may reasonably request; and
         (ii) a letter or letters from the independent certified public accountants of the Company, addressed to the underwriter and to such holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or any amendment or supplement there to comply in all material respects with the applicable accounting requirements of the Securities Act.

                 (xiii) Make available to the underwriters such member of senior.management of the Company as the underwriters may reasonably request to assist in drafting and reviewing the registration statement and prospectus, for underwriters due diligence purposes and to meet with brokers and investors for "roadshow presentations" in connection with any underwritten offering.

         (d) The obligations of the Company under Section 2(b) to comply with requests for Demand Registration are subject to the following limitations:

                 (i) The Company shall not be required to comply with a Demand Notice until after June 30, 1997.

                 (ii) The Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by it pursuant to Section 2(b) if, at the time it receives a Demand Notice, the Company determines, in its reasonable and good faith judgment, that such registration and sale would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Subsidiaries and promptly gives the Shareholders written notice of such determination. If the Company shall so postpone the filing of a registration statement, the Demand Notice received by the Company shall not be counted for purposes of determining the number of Demand Registrations to which Shareholders are entitled pursuant to this
         Section 2.

                 (iii) The Company shall not be obligated to file a registration statement pursuant to Section 2(b) hereof within 120 days of the filing of a registration statement pursuant to Section 2(a) hereof.

                 (iv) Any Demand Notice shall be for the registration Of shares of Common Stock representing at least 50% of the total number of shares of Common Stock to be issued to the Shareholders under the Exchange Agreement, or, if less and provided that the Shareholders have received all shares of Common Stock to be issued under the Exchange Agreement, all shares of Common Stock owned by the Shareholders delivering such Demand Notice and their Permitted Transferees.

                 (v) In the event of a Demand Registration, sales shall be made through a managing underwriter or underwriter mutually selected by the Shareholders and the Company.

         (e) Notwithstanding the provisions of Section 2(a) an 2(b)(i) in the event of any Company Registration in which the managing underwriter(s) notify the company that the aggregate amount of securities of the Company proposed to be offered by the Company, the Shareholders and Other Holders would adversely affect the ability to effect such offering, then the number of shares of Common Stock proposed to be offered by the Shareholder and any Other Holders shall be reduced (if need be to zero) to the aggregate amount determined by the managing underwriter(s) that can be offered without adversely affecting the ability to effect such offering, such reductions to be made pro rata among the Shareholders and such Other Holders in accordance with the number of shares of Common Stock proposed to be offered by each such offeror; and (ii) in the event of any Demand Registration in which the managing underwriter(s) notify the Company that the aggregate amount of securities of the Company proposed to be offered by the Company, the Shareholders and any Other Holders would adversely affect the ability to effect such offering, then the shares of Common Stock, if any, proposed to be included in such registration by the Shareholders and any Other Holders shall be reduced (if need be to zero) to the aggregate amount determined by the managing underwriter(s) that can be offered without adversely affecting the ability to effect such offering, such reductions to be made pro rata in accordance with the numbs of shares of Common Stock proposed to be offered by each such offeror; provided, however, if the number of shares of Common Stock which the Shareholders have requested to sell in any Demand Registration is so reduced by 50% or more, the Shareholders shall be granted an additional Demand Registration hereunder.

         (f) The Company shall cause to be filed as soon as practicable after June 30, 1997, a registration statement (a "Shelf Registration Statement") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Commission (and shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as required pursuant to this Section) covering no less than the aggregate number of shares of Common Stock to be issued to Shareholders pursuant to the Exchange Agreement so that (i) the shares of Common Stock to be issued to the Shareholders pursuant to the Exchange Agreement will be included in an effective registration statement under the Securities Act or (ii) if the Company is unable to register such shares of Common Stock in the manner described in clause (i), so that the Shareholders may resell such shares of Common Stock in ordinary course brokerage or dealer transactions not involving an underwritten public offering. The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective (and to register or qualify the shares to be sold in such off,ring under such other securities or "blue sky" laws as required pursuant to this Section) for so long as the Shareholders may exchange any of all of their interest in the Partnership for shares of Common Stock under the Exchange Agreement or until the Company has caused to be delivered to the Shareholders an opinion of counsel (which counsel shall be reasonably acceptable to the Shareholders) stating that the shares of Common Stock issued pursuant to the Exchange Agreement may be sold by such Shareholders pursuant to Rule 144 without regard to any volume limitations and that the Company has satisfied the informational requirements of Rule 144. The Company shall file any necessary listing applications or amendments to existing applications to cause the shares of Common Stock issuable pursuant to the Exchange Agreement to be listed on the primary exchange on which the Common Stock is then listed, if any. The Company will use reasonable efforts to register or qualify such Common Stock under such other securities or "blue sky" laws of such jurisdictions a the Shareholders may reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Common Stock owned by such Shareholders; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its Charter Documents that the Board of Directors determine in good faith to be contrary to the best interest of the Company and its stockholders. Notwithstanding the foregoing, if the Company shall furnish to such Shareholders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for the Shelf Registration Statement to be amended or supplemented, the Company may defer such amending or supplementing of such Shelf Registration Statement for not more than sixty (60) days and in such event the Shareholders shall be required to discontinue disposition of any Common Stock covered by such Shelf Registration Statement during such period unless the Shareholders may otherwise dispose of such common Stock in compliance with state and federal securities laws.

         3. Registration Expenses. To the extent permitted by applicable law, the Company shall pay the expenses in connection with any Company Registration or Demand Registration or Shelf Registration Statement, including, without limitation, (a) all expenses incident to filing with the NASD, (b) registration fees (c) printing expenses, (d) legal fees and expenses of one law firm to represent all selling Shareholders (selected by a majority of the Shareholders participating in such registration, in the case of any Demand Registration, and reasonably acceptable to a majority of the Shareholders, in the case of any Company Registration), (e)expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter, and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Shareholders shall be solely responsible for and the Company shall not be liable for (1) any discounts or commissions to any underwriter attributable to shares of Common Stock being sold by any selling stockholder, (2) any stock transfer taxes incurred i respect of the shares of Common Stock being sold by any selling stockholder, or (3) the legal fees of any selling stockholder (other than as set forth in clause 3(d) above).

         4. Blue Sky Laws. In any registration under Section 2(a), 2(b) and 2(f), the Company shall use its reasonable best efforts to register, qualify, or effect an exemption with respected to the shares of Common Stock of the Shareholders under the "blue sky" laws of such states as may be reasonably requested by the Shareholders or the managing underwriter(s); provided, however, that the company shall not be required to qualify to do business or to file a general consent to service of process in any .such jurisdictions.

         5.  Indemnification. In connection with any registration pursuant to
Section 2:

                 (a) The Company hereby agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Shareholder, and each of their respective shareholders, partners, members, officers, directors, employees, heirs, personal or legal representatives and agents, and any Affiliates (as defined in the Securities Act), against any losses, costs, expenses, claims, damages, liabilities, actions or judgments, including reasonable attorneys' fees and disbursements (collectively, "Damages"), joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a registration statement filed with the Securities and Exchange Commission by the Company, or preliminary or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and will reimburse each Shareholder and their respective shareholders, partners, members, officers, directors, employees, heirs, personal or legal representatives, and any Affiliates, for any legal or other expenses incurred by any of them in connection with ,investigating or defending against any such Damages; except that the company will not be liable in any such case to a Shareholder or any other person or entity to the extent that any Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement, or preliminary or final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Shareholder specifically for use therein.

                 (b) Each Shareholder, jointly and severally, agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, each of its shareholders, directors, officers, employees, agents, and any Affiliates (as defined in the Securities Act) of the Company and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act), against any Damages, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such Damages arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a registration statement filed with the Securities and Exchange Commission by the Company, or preliminary or final prospectus contained therein or any amendment or supplement thereto, or arise of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information furnished to.the Company by or on behalf of such Shareholder, specifically for use therein, and will reimburse the Company, its directors, officers, agents, and Affiliates or control persons, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Damages.

                 (c) Any person entitled to indemnification hereunder shall give prompt notice to the indemnifying person of any claim with respect to which it shall seek indemnification and shall permit such indemnifying person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified person; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying person shall have agreed to pay such fees or expenses, or (ii) the indemnifying person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (iii) in the opinion of outside counsel to such person there may be one or more legal defenses available to such person which are different from or in addition to those available to the indemnifying person with respect to such claims (in which case, if the person notifies the indemnifying person in writing that such person elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying person, the indemnifying person shall not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified person shall be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified person of a written release in form and substance reasonably satisfactory to such indemnified person from all liability in respect of such claim or litigation. An indemnifying person who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one firm of counsel (and, if necessary, local counsel) for all persons indemnified by such indemnifying person wit respect to such claim, unless in the written opinion of outside counsel to an indemnified person a conflict of interest as to the subject matter exists between such indemnified person and another indemnified person with respect to such claim, in which event the indemnifying person shall be obligated to pay the fees and expenses of additional counsel for such indemnified person.

                 (d) If for any reason the indemnification provided for herein is unavailable to an indemnified person or is insufficient to hold it harmless as contemplated hereby, then the indemnifying person shall contribute to the amount paid or payable by the indemnified person as a result of such loss, cost, expense, claim, damage, liability, action or judgment in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified person and the indemnifying person, but also the relative fault of the indemnified person and the indemnifying person as well as any other relevant equitable considerations.

         6. Lock-Up. Provision. Each Shareholder agrees in connection with any public offering of the Company's securities following the date hereof that, upon the request of the managing underwriter(s) in the case of any underwritten public offering, or the Company in the case of a non-underwritten public offering, each Shareholder shall not sell or offer to sell any shares of Common Stock or any other securities of the Company, other than shares of Common Stock included in the public offering, during the period commencing on the distribution of a "red herring" prospectus for such offering and ending 90 days following the date of the final prospectus used in such offering

         7. Participation in Registrations. The Shareholders may not participate in any registration of securities of the Company unless such
Shareholder:

                 (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Company and reasonably acceptable to the Shareholder (in the case of any Demand Registration) which are customary and which are not in direct contradiction of any rights granted to the Shareholder under this Agreement; and

                 (b) completes and executes all questionnaires, powers of attorney, custodial agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements which are customary and which are not in direct contradiction of any rights granted to he Shareholder under this Agreement.

         8. Request to Deregister. The Company will promptly deregister any of a Shareholder's shares initially included in a registration statement pursuant to Section 2 if a Shareholder should thereafter desire to withdraw such shares from the proposed offering, provided that (a) the registration statement has not been declared effective, or (b) if the registration statement has been declared effective, it is not current under the requirement of the Securities Act due to the lapse of time or material changes in the affairs of the Company. Such deregistration by the Company shall in no way indicate that the Company.or its counsel deem that any such shares meet the requirements for sale under such rule.

         9. Termination. The Company's obligation to effect a company Registration or Demand Registration shall expire on the third anniversary hereof.

         10. Legend on Stock Certificates. Each certificate evidencing shares of Common Stock will be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGISTRATION RIGHTS AND SHAREHOLDERS AGREEMENT, DATED AS OF ___________, 1996, AMONG INTERSTATE HOTELS COMPANY (THE "COMPANY") AND
         THE STOCKHOLDERS NAMED THEREIN.    A COPY OF SUCH AGREEMENT WILL BE
         FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

The Company will imprint such legends on certificates evidencing shares of Common Stock outstanding prior to the date hereof. The legend set forth in the paragraph above shall be removed at such time as the Shareholders no longer own any Common Stock.

         11. Transfer Restrictions. The Shareholders will not Transfer (except to a Permitted Transferee or pursuant to Section 2(a) hereof) any of the Common Stock received pursuant to the

Exchange Agreement on or before June 30, 1997 and further will not Transfer (except to a Permitted Transferee or pursuant to Section 2(a) hereof) more than fifty percent (50%) of the Common Stock which they are entitled to receive under the Exchange Agreement on or before December 31, 1997.

         12. Joint and Several Obligations. Any and all obligations of the Shareholders hereunder shall be joint and several.

         13. Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreement contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and Permitted Transferees and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and Permitted Transferees, any legal or equitable rights hereunder.

         14. Assignment. This Agreement may not be assigned by a Shareholder (except to a Permitted Transferee) without the consent of the Company. Notwithstanding any such assignment, the assigning party will continue to remain primarily liable under this Agreement.

         15. Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied or (iv) mailed to the party to which the notice, demand or request is being made by certified c registered mail, postage prepaid, return receipt requested, as follows:

    To a Shareholder:

         4735 Spottswood #102
         Memphis, TN 38117
         Attention: Mr. Phillip H. McNeill, Sr.
         Facsimile: 901-761-3945

         With a copy to:

         Bogatin Law Firm
         860 Ridge Lake Blvd., Suite 360
         Memphis, TN 38120
         Attention: G. Patrick Arnoult, Esq.
         Facsimile: 901-767-2803

         To the Company:
         Interstate Hotels Corporation
         Foster Plaza X
         680 Andersen Drive
         Pittsburgh,Pennsylvania 15220
         Attention: Mr. W. Thomas Parrington, Jr.
         Facsimile: 412-937-8053

    with copies thereof to:

         Interstate Hotels Corporation
         Foster Plaza X
         680 Andersen Drive
         Pittsburgh, Pennsylvania 15220
         Attention: Marvin I. Droz, Esq.
         Facsimile: 412-937-3265

All notices (i) shall be deemed to have been given on the date that the same shall-have been delivered in accordance with the provisions of this Section and
(ii) may be given either by a party or by such party's attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days' notice thereof to the other parties.

         16. Entire Agreement. This Agreement contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.

         17. Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Parties hereto be waived, except by written agreement executed by the party or parties to be charged.

         18. No Waiver. No waiver by any party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         19. Remedies. The Parties hereto will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity or competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

         20. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania.

         21. Submission to Jurisdiction. Each Shareholder and the Company irrevocably submits to the jurisdiction of (a) the Supreme Court of the Commonwealth of Pennsylvania, and (b) the United States District Count for the Western District of Pennsylvania for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Shareholder and the Company further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters tc. which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Shareholder and the Company irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the Supreme Court of the Commonwealth of Pennsylvania, and (b) the United States District Court for-the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         22. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         23. Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

         24. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         25. Changes in Shareholders. All Common Stock Transferred to third parties in conformity with this Agreement shall remain subject to the provisions of this Agreement and shall bear the legend set forth in Section 11 hereof. In the event that, in compliance with the other terms and conditions of this Agreement, shares of Common Stock are Transferred

(including, without limitation, pursuant to a distribution to the partners or members of any Shareholder) to a person who is not a party to this Agreement, such person shall, prior to the transfer of such shares and as a condition precedent to such transfer, become a party to this Agreement by executing an agreement and consent to join in and be bound by the terms and conditions of this Agreement, which agreement and consent shall be attached to and become a part of this Agreement; and thereafter such person shall be a party to this Agreement for all purposes.

         26.     Right of First Offer.

                 (a) A Shareholder shall not Transfer any shares of Common Stock other than in compliance with this Section 26. Any such attempted Transfer not in compliance herewith shall be null and void, ab-initio, and the Company shall not give effect to any such attempted Transfer in the stock transfer ledgers of the Company.

                 (b) If a Shareholder proposes to Transfer any shares of Common Stock, it shall give written notice (the "First Offer Notice") of such proposal to Milton Fine, his heirs, personal representatives or his representative ("Fine") at least twenty-four (24) hours in advance thereof by Personal delivery or facsimile, setting forth the number of shares which it desires to Transfer (the "First Offer Shares"), the cash purchase therefor, which in no event shall be greater than the trailing five (5) day average price for the Common Stock as quoted on the New York Stock Exchange established as of the date of the First Offer Notice, and the other terms and conditions of such proposed Transfer. Fine, on behalf of himself or his designee, may, in his sole discretion, at any time within twenty-four (24) hours after delivery by such Shareholder of the First Offer Notice (the "First Offer Period") elect, pursuant to a written offer given be personal delivery or facsimile, to purchase (a "Purchase Offer") all (but not less than all) of the First Offer Shares covered by such First Offer Notice at a per share cash price and upon the terms and conditions set forth in the First Offer Notice. In the event Fine or his designee elects to purchase all of the First Offer Shares, the parties shall thereafter promptly (and in any event. within ten (10) days of the date of such written acceptance) close the purchase and sale of the First Offer Shares covered by the Purchase Offer. At such closing, the Shareholder shall deliver the First Offer Shares to Fine or his designee against a cash payment therefor in full by wire transfer of immediately available funds to such account or accounts as may be designated by the Shareholder. Such closing shall take place at the principal office of the Company.

                 (c) If no Purchase. offer is received by such Shareholder within the First Offer Period, such Shareholder shall be entitled, for a period of thirty (30) days following the date of delivery of the First Offer Notice (the "Free Transfer Period"), to Transfer all (but not less than all, excluding shares covered by a First Offer Notice which are Transferred during the Free Transfer Period in reliance on the provisions of Section 26(d) below) of the First Offer Shares.

                 (d) The provisions of this Section 26 shall not apply to Transfers by Shareholders to a Permitted Transferee of Shareholder; provided that such Permitted Transferee has agreed in writing to be bound by the terms and conditions of this Agreement, in form and substance reasonably satisfactory to the Company, to the same extent and in the same manner applicable to such Shareholder.


         27. Representations. The Company hereby represent and warrants to the Shareholders that all information regarding the Company contained in reports, registration statements and proxy materials filed by the Company with the Securities and Exchange Commission is true, accurate and complete in all material respects and in all material respects accurately presents the business and financial condition of the Company as of the dates thereof and no material adverse change in the financial condition of the Company has occurred since the dates thereof. The Company agrees and acknowledges that the Shareholders have relied upon the completeness and accuracy of such information in entering into the Contribution Agreement dated October 4, 1996 by and among the Shareholders, Phillip H. McNeill, Sr., the Partnership and Crossroads/Memphis Company, L.L.C., this Agreement and the other agreements related thereto.

         IN WITNESS WHEREOF, the parties hereto have caused Agreement to be duly executed, all as of the day and year first above written.

                                           INTERSTATE HOTELS COMPANY

                                           By:
                                              ----------------------
                                           Title:
                                                  ------------------


                                           TRUST LEASING, INC.

                                           By:
                                               ---------------------
                                           Title:
                                                  ------------------


                                           TRUST MANAGEMENT, INC.

                                           By:
                                              ----------------------
                                           Title:
                                                 -------------------

         The undersigned, intending to be legally bound and for good and valuable consideration hereby agrees to be bound to the terms and provisions of
Section 26 of the above Agreement.

                                        _________________________
                                               Milton Fine